Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) dated as of January 1, 2008 at 12:02 a.m. Eastern Standard Time, is by and among the Forbes Members, the Texas Energy Members and the Superior Tubing Members (as each initially capitalized term is defined below).

WITNESSETH:

WHEREAS, C.C. Forbes, LLC, a Delaware limited liability company (“CC Forbes”), is owned by the members thereof identified (the “Forbes Members”) and in the respective ownership interests set forth on Exhibit A;

WHEREAS, TX Energy Services, LLC, a Delaware limited liability company d/b/a Texas Energy Services (“Texas Energy”), is owned by the members thereof identified (the “Texas Energy Members”) and in the respective ownership interests set forth on Exhibit A;

WHEREAS, Superior Tubing Testers, LLC, a Delaware limited liability company (“Superior Tubing”), is owned by the Members thereof identified (the “Superior Tubing Members”) and in the respective ownership interests set forth on Exhibit A;

WHEREAS, the Forbes Members, the Texas Energy Members and the Superior Tubing Members desire to combine the businesses of CC Forbes, Texas Energy and Superior Tubing by causing each to become a wholly-owned subsidiary of Forbes Energy Services LLC, a newly formed Delaware limited liability company (“Holdco”); and

WHEREAS, the parties hereto intend that the transactions contemplated by this Agreement shall be tax-free under Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the provisions and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

Plan of Reorganization

The Reorganization shall consist of the following transactions:

1.1 The Forbes Members, the Texas Energy Members and the Superior Tubing Members will cause the formation of Holdco.

1.2 The Forbes Members, the Texas Energy Members and the Superior Tubing Members will contribute the following interests to Holdco: (a) one hundred percent (100%) of the membership interests in CC Forbes; (b) one hundred percent (100%) of the membership interests in Texas Energy; and (c) one hundred percent (100%) of the membership interests in Superior Tubing, each as set forth on Exhibit A attached hereto, in exchange for one hundred percent of the membership interests in Holdco in the amounts set forth on Exhibit B.

ARTICLE 2

Conduct of Business

The business will continue to be operated as usual in the ordinary course.

ARTICLE 3

Conditions to Close

Each of Holdco, CC Forbes, Texas Energy and Superior Tubing shall have furnished copies of (i) resolutions duly adopted by their respective managers or members approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) to the extent required pursuant to each’s governing documents, resolutions duly adopted by the holders of the respective membership interests of each approving the transactions contemplated by this agreement, such resolutions to be certified by the Secretary or Assistant Secretary of each.

ARTICLE 4

Termination and Amendment / Termination

4.1 Termination. This Agreement may terminate upon the occurrence of any of the following:

(a) the written agreement of all parties to this Agreement;

(b) the failure to satisfy within a reasonable time any of the conditions precedent as provided in ARTICLE 3 above, in which case this Agreement shall be null and void and the parties shall have no further obligations hereunder, except for the obligations of confidentiality set forth herein, provided that the parties have used reasonable efforts to satisfy such conditions precedent; or

(c) by any party to this Agreement if the transactions have not been consummated by January 31, 2008, provided, however, that the right to terminate this Agreement under this Section 4.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Reorganization to occur on or before such date.

4.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 4.1, there shall be no liability or obligation on the part of any of the parties to this Agreement or their respective officers, directors, shareholders or Affiliates; provided that the confidentiality provisions set forth herein shall remain in full force and effect and survive any termination of this Agreement.

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4.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.4 Extension; Waiver. The parties hereto, by action taken or authorized by their respective managers or directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE 5

General Provisions

5.1 Joinder. Following its formation, organization and capitalization, Holdco shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and shall thereafter be deemed a “party” to this Agreement for all purposes hereunder. No action or consent by CC Forbes, Texas Energy or Superior Tubing shall be required for such joinder to this Agreement.

5.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns, and shall also be binding on all Persons who have or claim an interest in any membership interests of each of CC Forbes, Texas Energy and Superior Tubing.

5.3 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and no modification, discharge or waiver, in whole or in part, of any of the provisions contained herein or therein shall be valid unless in writing and signed by the parties. All exhibits and attachments referenced herein are hereby incorporated by reference.

5.4 Headings. The paragraph headings in this Agreement are for convenience of reference and do not constitute part of the agreement.

5.5 Validity. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be, and shall be deemed to be modified so as to cure the invalidity or unenforceability, and all other provisions of this Agreement shall be enforceable notwithstanding such invalidity or unenforceability.

5.6 Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

5.7 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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(a)	if to CC Forbes, to

C.C. Forbes, LLC

Attention: Charles C. Forbes, Jr., President and Chief Executive Officer

4783 S. Hwy 281 Business

Alice, Texas 78333

Fax: (361) 396-0564

(b)	if to Texas Energy, to

TX Energy Services, LLC

Attention: John E. Crisp, President and Chief Executive Officer

3000 S. Highway 281

Alice, Texas 78332

Fax: (361) 396-0564

(c)	if to Superior Tubing, to

Superior Tubing Testers, LLC

Attention: Robert E. Jenkins, President and Chief Executive Officer

4783 S. Hwy 281 Business

Alice, Texas 78333

Fax: (361) 396-0564

(d)	if to Holdco, to

John E. Crisp

3000 S. Highway 281

Alice, Texas 78332

Fax: (361) 396-0564

5.8 Confidentiality. On and at all times after the execution of this Agreement, each party hereto will keep confidential, and will not use or disclose to any other person, any non-public document or other non-public information in such party’s possession that relates to this Agreement. Information will not be considered confidential if (a) the information was in the public domain at the time it was communicated to the recipient or its representatives, (b) the information entered the public domain after it was communicated to the recipient or its representatives, through no fault of the recipient or its representatives, (c) the information was in the recipient’s or its representative’s possession, free of any obligation of confidence, at the time it was communicated to the recipient or its representatives, (d) the information was rightfully communicated to the recipient or its representatives by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the recipient or its representatives, (e) the information was independently developed by recipient or its representatives or (f) the information is required to be disclosed pursuant to a court order or pursuant to legal, regulatory or similar process.

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5.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and time first above written.

C.C. FORBES, LLC

By:	/s/ Charles C. Forbes, Jr.
Charles C. Forbes, Jr., President and
Chief Executive Officer

TX ENERGY SERVICES, LLC

By:	/s/ John E. Crisp
John E. Crisp, President and
Chief Executive Officer

SUPERIOR TUBING TESTERS, LLC

By:	/s/ Robert E. Jenkins, Jr.
Robert E. Jenkins, Jr., President and
Chief Executive Officer

Signature Page – Agreement and Plan of Reorganization

Forbes Energy Services LLC

FORBES MEMBERS:

By:	/s/ John E. Crisp
John E. Crisp

By:	/s/ Charles C. Forbes, Jr.
Charles C. Forbes, Jr.

By:	/s/ Janet Forbes
Janet Forbes

By:	/s/ Steve Macek
Steve Macek

Signature Page – Agreement and Plan of Reorganization

Forbes Energy Services LLC

TEXAS ENERGY MEMBERS:

By:	/s/ John E. Crisp
John E. Crisp

By:	/s/ Charles C. Forbes, Jr.
Charles C. Forbes, Jr.

By:	/s/ Janet Forbes
Janet Forbes

By:	/s/ Robert E. Jenkins, Jr.
Robert E. Jenkins, Jr.

By:	/s/ James Clinton Carpenter
James Clinton Carpenter

By:	/s/ Armando Flores
Armando Flores

Signature Page – Agreement and Plan of Reorganization

Forbes Energy Services LLC

SUPERIOR TUBING MEMBERS:

By:	/s/ John E. Crisp
John E. Crisp

By:	/s/ Charles C. Forbes, Jr.
Charles C. Forbes, Jr.

By:	/s/ Janet Forbes
Janet Forbes

By:	/s/ Robert E. Jenkins, Jr.
Robert E. Jenkins, Jr.

Signature Page – Agreement and Plan of Reorganization

Forbes Energy Services LLC

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed pursuant to Section 5.1 as of January 1, 2008 at 12:02 a.m. Eastern Standard Time.

HOLDCO:

FORBES ENERGY SERVICES LLC

By:	/s/ John E. Crisp
John E. Crisp, President and
Chief Executive Officer

Signature Page – Agreement and Plan of Reorganization

Forbes Energy Services LLC

EXHIBIT A

Member	C.C. Forbes, LLC	TX Energy Services, LLC	Superior Tubing Testers, LLC
John E. Crisp	10.00%	40.0872%	33.33%
Charles C. Forbes, Jr.	44.1%	20.0436%	16.67%
Janet Forbes	44.1%	20.0436%	16.67%
Robert E. Jenkins, Jr.		6.6085%	33.33%
James Clinton Carpenter		6.6085%
Armando Flores		6.6085%
Steve Macek	1.8%

TOTAL	100.00%	100.00%	100.00%

Exhibit A - 1

EXHIBIT B

	Forbes Energy Services, LLC
Member	# of Units	Percent
John E. Crisp		30.00%
Charles C. Forbes, Jr.		30.00%
Janet Forbes		30.00%
Robert E. Jenkins, Jr.		3.00%
James Clinton Carpenter		3.00%
Armando Flores		3.00%
Steve Macek		1.00%

TOTAL		100.00%

Exhibit B - 1